Exhibit 99.1

Western Alliance Reports Second Quarter 2012 Net Income of $14.0 Million, or $0.15 Per Share

  Loan Growth of $239 Million
  Deposit Growth of $102 Million
  SBLF Dividend Rate to Decline to 1% in Third Quarter

PHOENIX--(BUSINESS WIRE)--July 19, 2012--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the second quarter 2012.

Second Quarter 2012 Highlights:

  Net income of $14.0 million, an increase of 23.9% compared to $11.3 million for the first quarter 2012 and an increase of 126% compared to $6.2 million for the second quarter 2011
  Earnings per share of $0.15, an increase of 25% compared to $0.12 per share for the first quarter 2012 and an increase of three times compared to $0.05 per share in the second quarter 2011
  Pre-tax, pre-provision operating earnings of $32.1 million, up from $31.7 million in first quarter 2012 and up 16.3% from $27.6 million in second quarter 20111
  Net interest margin of 4.46% compared to 4.53% in the first quarter of 2012 and 4.34% in the second quarter 2011
  Total loans of $5.16 billion, up $239 million from March 31, 2012, and up $753 million from June 30, 2011
  Total deposits of $6.0 billion, up $102 million from March 31, 2012 and up $413 million from June 30, 2011
  Nonperforming assets (nonaccrual loans and repossessed assets) decreased to 2.5% of total assets from 2.7% in first quarter 2012 and 3.1% in second quarter 2011
  Net loan charge-offs (annualized) to average loans outstanding declined to 1.11% from 1.18% in the first quarter 2012 and 1.26% in the second quarter of 2011
  Tier I Leverage capital of 9.7% and Total Risk-Based Capital ratio of 12.3%, compared to 9.5% and 13.1% a year ago
  Total equity of $672.1 million, up $18.0 million from March 31, 2012 and up $35.4 million from December 31, 2011

Financial Performance

“Our strong growth trends continued in the second quarter with record revenue during the period and tripling our earnings per share from a year ago,” said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance Bancorporation. “With over $300 million in both loan and deposit growth in 2012, we have maintained our earnings power momentum while continuing to improve the asset quality composition of our balance sheet. From our success in achieving the goals as a participant in the Small Business Lending Fund, we expect to see the dividend rate on our preferred stock fall to one percent this quarter from 3.7 percent during the second.”

Ken Vecchione, President and Chief Operating Officer, added, “Our record revenue, coupled with improved efficiency, drove our pre-tax, pre-credit income to $32.1 million during the second quarter, a new high.1 This quarter, REO valuations/losses declined to less than $1 million as some properties in our REO portfolio experienced increases in appraised values. Offsetting the good news this quarter, charge-offs and the provision for loan losses remained flat to the prior quarter. Nevada asset quality has not exhibited the same rate of improvement as California or Arizona.”

Western Alliance Bancorporation reported net income of $14.0 million, or $0.15 per share, in the second quarter 2012 including a $0.6 million after-tax charge from repossessed assets valuations/sales and a $1.1 million after tax gain from securities sales.

Total loans increased $239 million, or 4.9 percent, to $5.16 billion at June 30, 2012 from $4.93 billion on March 31, 2012. This increase was primarily driven by growth in commercial and industrial loans, commercial leases and commercial real estate loans. Loans increased $753 million from June 30, 2011.

Total deposits increased $102 million, or 1.7 percent, to $6.0 billion at June 30, 2012 from $5.90 billion at March 31, 2012, with growth primarily in money market accounts, non-interest bearing demand and interest bearing demand partially offset by declines in certificates of deposit. Deposits increased $413 million from June 30, 2011.

Income Statement

Net interest income was $70.8 million in the second quarter 2012, an increase of 1.0 percent compared to the first quarter 2012 and 11.9 percent compared to the second quarter 2011. The Company’s net interest margin in the second quarter 2012 was 4.46 percent compared to 4.53 percent in the first quarter 2012 and 4.34 percent in the second quarter 2011.

Operating non-interest income was $5.8 million for the second quarter 2012, almost flat from $5.9 million for the first quarter of 2012 and a decrease from $6.8 million for the second quarter of 2011.1

Net revenue was $76.6 million for the second quarter 2012, a 1.0 percent increase from $75.9 million for the first quarter of 2012 and 9.3 percent from $70.1 million for the second quarter 2011.1

Operating non-interest expense was $44.5 million for the second quarter 2012, compared to $44.2 million for the first quarter of 2012 and $42.3 million for the second quarter of 2011.1 The Company’s operating efficiency ratio on a tax equivalent basis was 56.4 percent for the second quarter 2012, improved from 60.2 percent for the second quarter 2011.1

The Company had 953 full-time equivalent employees June 30, 2012, compared to 908 one year ago.

A key performance metric for the Company is its pre-tax, pre-provision operating earnings, which it defines as net operating revenue less its operating non-interest expense. For the second quarter 2012, the Company’s performance on this metric was $32.1 million, up from $31.7 million in the first quarter 2012 and $27.6 million in the second quarter 2011.1

The provision for credit losses was $13.3 million for the second quarter 2012 compared to $13.1 million for the first quarter 2012. The provision for the second quarter of 2011 was $11.9 million. Net loan charge-offs in the second quarter 2012 were $13.9 million, or 1.11 percent of average loans (annualized), down from 1.18 percent of average loans (annualized) for the first quarter 2012. Net charge-offs for the second quarter 2011 were $13.6 million or 1.26% of average loans (annualized).

Nonaccrual loans increased slightly to $104.3 million during the quarter. Loans past due 90 days and still accruing interest totaled $0.8 million at June 30, 2012, down from $1.0 million at March 31, 2012 and $1.1 million at June 30, 2011. Loans past due 30-89 days totaled $13.8 million at quarter end, up from $12.0 million at March 31, 2012 and from $11.6 million at June 30, 2011.

Classified assets to Tier I capital plus allowance for credit losses, a common regulatory measure of asset quality, improved to 42 percent at June 30, 2012 from 46 percent at June 30, 2011.1

Net loss on sales and valuation of repossessed assets (primarily other real estate) was $0.9 million for the second quarter of 2012 compared to $2.7 million for the first quarter 2012 and $8.6 million in the second quarter 2011. At June 30, 2012, other repossessed assets were valued at $77 million compared to $81 million at March 31, 2012 and $86 million one year ago.

Balance Sheet

Gross loans totaled $5.16 billion at June 30, 2012, an increase of $239 million from March 31, 2012 and an increase of $753 million from $4.41 billion at June 30, 2011. At June 30, 2012 the allowance for credit losses was 1.89 percent of total loans, down from 1.99 percent at March 31, 2012 and 2.37 percent at June 30, 2011.

Deposits totaled $6.0 billion at June 30, 2012, an increase of $102 million from $5.90 billion at March 31, 2012 and an increase of $413 million from $5.59 billion at June 30, 2011.

Non-interest bearing deposits increased $84 million at June 30, 2012 from March 31, 2012 and increased $325 million from $1.52 billion at June 30, 2011. Non-interest bearing deposits comprised 30.7 percent of total deposits at June 30, 2012, compared to 27.1 percent a year ago.

At June 30, 2012, the Company’s loans were 86.1 percent of deposits compared to 83.5 percent at March 31, 2012 and 79.0 percent at June 30, 2011.

Stockholders’ equity at June 30, 2012 increased to $672.1 million from $654.1 million at March 31, 2012. At June 30, 2012, tangible common equity was 7.0 percent of tangible assets1 and total risk-based capital was 12.3 percent of risk-weighted assets.

Total assets increased to $7.16 billion at June 30, 2012 from $6.93 billion at March 31, 2012 and increased 10.0 percent from $6.51 billion at June 30, 2011.

Operating Unit Highlights

Bank of Nevada reported that loans increased by $76 million during the second quarter of 2012, primarily due to intercompany transfers from Western Alliance Bank, and increased $147 million during the last 12 months to $2.0 billion at June 30, 2012. Deposits decreased slightly in the second quarter of 2012 and decreased $18 million over the last twelve months to $2.43 billion. Net income for Bank of Nevada was $3.8 million for the second quarter 2012, compared with net income of $1.0 million for the first quarter of 2012 and net income of $3.7 million during the second quarter 2011.

Western Alliance Bank reported loan growth of $74 million during the second quarter 2012 and $354 million during the last 12 months to $1.78 billion. Deposits increased $45 million in the second quarter and $238 million during the last 12 months to $2.0 billion. Net income for Western Alliance Bank was $7.8 million during the second quarter 2012 compared with net income of $9.8 million during the first quarter of 2012 and net income of $3.8 million during the second quarter 2011.

The Torrey Pines Bank segment, which excludes discontinued operations, reported that loans increased $89 million during the second quarter 2012 and $251 million during the last 12 months to $1.42 billion. Deposits increased $62 million in the second quarter 2012 and $211 million over the last 12 months to $1.59 billion. Net income for Torrey Pines Bank was $5.3 million during the second quarter 2012 compared with net income of $5.8 million for the first quarter of 2012 and net income of $4.2 million during the second quarter 2011.

Attached to this press release is summarized financial information for the quarter ended June 30, 2012.

Conference Call and Webcast

Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2012 financial results at 12:00 p.m. ET on Friday, July 20, 2012. Participants may access the call by dialing 1-866-843-0890 and using passcode: 9684410 or via live audio webcast using the website link: https://services.choruscall.com/links/wal120720.html. The webcast is also available via our website at www.westernalliancebancorp.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 20th through September 4th at 9:00 a.m. ET by dialing 1-877-344-7529 using the conference number 10016260.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, Western Alliance Bank doing business as Alliance Bank of Arizona and First Independent Bank, Torrey Pines Bank, and Shine Investment Advisory Services. These dynamic organizations provide a broad array of deposit and credit services to clients in Nevada, Arizona and California, and investment services in Colorado. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

This press release contains both financial measures based on accounting principles generally accepted in the United States (“GAAP”) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Western Alliance Bancorporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

1 See Reconciliation of Non-GAAP Financial Measures beginning on page 16

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2012	2011	Change %	2012	2011	Change %

Selected Balance Sheet Data:
(dollars in millions)
Total assets	$7,163.6	$6,508.1	10.1%
Loans, net of deferred fees	5,164.8	4,411.7	17.1
Securities and money market investments	1,401.5	1,138.2	23.1
Total deposits	6,001.4	5,588.3	7.4
Borrowings	390.4	221.8	76.0
Junior subordinated debt	36.7	42.7	(14.1)
Stockholders' equity	672.1	615.7	9.2

Selected Income Statement Data:
(dollars in thousands)
Interest income	$77,846	$73,646	5.7%	$155,283	$145,612	6.6%
Interest expense	7,041	10,360	(32.0)	14,421	21,227	(32.1)
Net interest income	70,805	63,286	11.9	140,862	124,385	13.2
Provision for loan losses	13,330	11,891	12.1	26,411	21,932	20.4
Net interest income after provision for credit losses	57,475	51,395	11.8	114,451	102,453	11.7
Non-interest income	7,397	9,597	(22.9)	13,281	16,427	(19.2)
Non-interest expense	45,431	51,008	(10.9)	92,328	99,155	(6.9)
Income from continuing operations before income taxes	19,441	9,984	94.7	35,404	19,725	79.5
Income tax expense	5,259	3,295	59.6	9,700	7,324	32.4
Income from continuing operations	14,182	6,689	112.0	25,704	12,401	107.3%
Loss on discontinued operations, net	(221)	(460)	52.0	(443)	(1,019)
Net income	$13,961	$6,229	124.1%	$25,261	$11,382
Diluted net income per common share from continuing operations	$0.16	$0.05		$0.28	$0.09
Diluted net loss per common share from discontinued operations, net of tax	$0.00	$(0.01)		$(0.01)	$(0.01)
Diluted net income per common share	$0.15	$0.05	200.0%	$0.27	$0.08	243.6%

Common Share Data:
Diluted net income per common share	$0.15	$0.05	200.0%	$0.27	$0.08	243.6%
Book value per common share	$6.39	$5.89	8.5%
Tangible book value per share, net of tax (1)	$6.01	$5.48	9.7%
Average shares outstanding (in thousands):
Basic	81,590	80,883	0.9	81,475	80,838	0.8
Diluted	81,955	81,223	0.9	82,091	81,119	1.2
Common shares outstanding	83,157	82,139	1.2
(1) See Reconciliation of Non-GAAP Financial Measures

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2012	2011	Change %	2012	2011	Change %
	(in thousands, except per share data)
Selected Performance Ratios:
Return on average assets (1)	0.80%	0.39%	105.1%	0.74%	0.36%	105.6%
Return on average stockholders' equity (1)	8.48	3.98	113.1	7.73	3.70	108.9
Net interest margin (1)	4.46	4.34	2.8	4.49	4.34	3.5
Net interest spread	4.27	4.08	4.7	4.31	4.07	5.9
Efficiency ratio - tax equivalent basis (2)	56.44	60.19	(6.2)
Loan to deposit ratio	86.06	78.95	9.0

Capital Ratios:
Tangible equity (2)	8.9%	8.9%	0.2%
Tangible common equity (2)	7.0	6.9	1.2
Tier one common equity (2)	8.0	8.4	(4.7)
Tier 1 Leverage ratio (3)	9.7	9.5	2.1
Tier 1 Risk Based Capital (3)	11.0	11.8	(6.8)
Total Risk Based Capital (3)	12.3	13.1	(6.1)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.11%	1.26%	(11.9)%	1.15%	1.32%	(12.9)%
Nonaccrual loans to gross loans	2.02	2.56	(21.1)
Nonaccrual loans and repossessed assets to total assets	2.53	3.05	(17.0)
Loans past due 90 days and still accruing to total loans	0.02	0.03	(33.3)
Allowance for credit losses to loans	1.89	2.37	(20.3)
Allowance for credit losses to nonaccrual loans	93.47	92.57	1.0

(1) Annualized for the three and six month periods ended June 30, 2012 and 2011. See tables on page 12 and 13.
(2) See Reconciliation of Non-GAAP Financial Measures.
(3) Capital ratios are preliminary until Call Reports are filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Interest income:	(dollars in thousands)
Loans	$68,342	$64,919	$136,102	$128,801
Investment securities	9,389	8,542	18,974	16,472
Federal funds sold and other	115	185	207	339
Total interest income	77,846	73,646	155,283	145,612
Interest expense:
Deposits	4,168	7,548	8,930	15,446
Customer repurchase agreements	58	100	122	186
Borrowings	2,328	2,023	4,398	4,204
Junior subordinated debt	487	689	971	1,391
Total interest expense	7,041	10,360	14,421	21,227
Net interest income	70,805	63,286	140,862	124,385
Provision for credit losses	13,330	11,891	26,411	21,932
Net interest income after provision for credit losses	57,475	51,395	114,451	102,453
Non-interest income
Unrealized gains (losses) on assets/liabilities measured at fair value, net	564	336	232	(173)
Securities impairment charges	-	(226)	-	(226)
Gains on sales of investment securities, net	1,110	2,666	1,471	4,045
Service charges	2,317	2,243	4,602	4,527
Bank owned life insurance	1,120	1,822	2,243	3,006
Other	2,286	2,756	4,733	5,248
	7,397	9,597	13,281	16,427
Non-interest expenses:
Salaries and employee benefits	25,995	22,960	52,659	45,800
Occupancy	4,669	5,044	9,391	9,898
Net loss on sales and valuations of repossessed assets	901	8,633	3,552	14,762
Insurance	2,152	2,352	4,202	6,214
Loan and repossessed asset expenses	1,653	2,284	3,337	4,406
Legal, professional and director's fees	2,517	2,361	4,089	3,727
Marketing	1,459	1,135	2,830	2,292
Data Processing	1,293	928	2,288	1,776
Intangible amortization	890	890	1,779	1,779
Customer service	682	828	1,274	1,720
Merger/restructure expense	-	(109)	-	109
Other	3,220	3,702	6,927	6,672
	45,431	51,008	92,328	99,155
Income from continuing operations before income taxes	19,441	9,984	35,404	19,725
Income tax expense	5,259	3,295	9,700	7,324
Income from continuing operations	14,182	6,689	25,704	12,401
Loss from discontinued operations net of tax benefit	(221)	(460)	(443)	(1,019)
Net income	13,961	6,229	25,261	11,382
Preferred stock dividends	1,325	1,750	3,088	3,500
Accretion on preferred stock discount	-	753	-	1,506
Net income available to common stockholders	$12,636	$3,726	$22,173	$6,376
Diluted net income per share	$0.15	$0.05	$0.27	$0.08

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Interest income:	(in thousands, except per share data)
Loans	$68,342	$67,760	$67,102	$65,540	$64,919
Investment securities	9,389	9,585	9,591	8,356	8,542
Federal funds sold and other	115	92	153	237	185
Total interest income	77,846	77,437	76,846	74,133	73,646
Interest expense:
Deposits	4,168	4,762	5,549	6,982	7,548
Borrowings and customer repurchase agreements	2,386	2,134	2,126	2,101	2,123
Junior subordinated and subordinated debt	487	484	472	465	689
Total interest expense	7,041	7,380	8,147	9,548	10,360
Net interest income	70,805	70,057	68,699	64,585	63,286
Provision for credit losses	13,330	13,081	13,076	11,180	11,891
Net interest income after provision for credit losses	57,475	56,976	55,623	53,405	51,395
Non-interest income
Mark-to-market gains (losses), net	564	(333)	(626)	6,420	336
Securities impairment charges	-	-	-	-	(226)
Gains on sales of investment securities, net	1,110	361	(28)	781	2,666
Service charges	2,317	2,285	2,238	2,337	2,243
Bank owned life insurance	1,120	1,123	1,177	1,189	1,822
Other	2,286	2,448	2,187	2,355	2,756
	7,397	5,884	4,948	13,082	9,597
Non-interest expenses:
Salaries and employee benefits	25,995	26,664	24,021	23,319	22,960
Occupancy	4,669	4,722	4,948	5,126	5,044
Insurance	2,152	2,050	2,166	2,664	2,352
Loan and repossessed asset expenses	1,653	1,684	1,661	2,059	2,284
Net loss on sales and valuations of repossessed assets	901	2,651	7,702	2,128	8,633
Legal, professional and director's fees	2,517	1,572	2,039	1,912	2,361
Marketing	1,459	1,371	1,294	1,090	1,135
Intangible amortization	890	890	889	890	890
Customer service	682	591	716	900	828
Data Processing	1,293	995	895	895	928
Merger/restructure expense	-	-	482	974	(109)
Other	3,220	3,707	4,150	3,524	3,702
	45,431	46,897	50,963	45,481	51,008
Income from continuing operations before income taxes	19,441	15,963	9,608	21,006	9,984
Income tax expense	5,259	4,441	2,011	7,514	3,295
Income from continuing operations	$14,182	$11,522	$7,597	$13,492	$6,689
Loss from discontinued operations, net of tax	(221)	(222)	(496)	(481)	(460)
Net income	$13,961	$11,300	$7,101	$13,011	$6,229
Preferred stock dividends	1,325	1,763	1,781	1,752	1,750
Accretion on preferred stock	-	-	-	7,667	753
Net Income available to common stockholders	$12,636	$9,537	$5,320	$3,592	$3,726
Diluted net income per share	$0.15	$0.12	$0.07	$0.04	$0.05

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
Assets:	(in millions)
Cash and due from banks	$178.9	$179.8	$155.0	$306.0	$534.6

Securities and money market investments	1,401.5	1,423.2	1,490.5	1,304.6	1,138.2
Loans:
Commercial	1,573.6	1,436.5	1,336.6	1,152.9	1,029.5
Commercial real estate - owner occupied	1,310.3	1,289.9	1,252.2	1,225.4	1,285.3
Construction and land development	360.6	347.7	381.7	404.4	396.3
Commercial real estate - non-owner occupied	1,440.4	1,365.6	1,301.2	1,239.8	1,170.0
Residential real estate	430.4	434.5	443.0	450.2	473.9
Consumer	55.8	58.7	72.5	60.3	62.6
Deferred fees, net	(6.3)	(6.7)	(7.1)	(6.5)	(5.9)
	5,164.8	4,926.2	4,780.1	4,526.5	4,411.7
Allowance for credit losses	(97.5)	(98.1)	(99.2)	(100.2)	(104.4)
Loans, net	5,067.3	4,828.1	4,680.9	4,426.3	4,307.3

Premises and equipment, net	106.9	105.1	105.5	106.2	109.2
Other repossessed assets	77.0	81.4	89.1	86.7	85.7
Bank owned life insurance	136.1	135.0	133.9	132.7	131.5
Goodwill and other intangibles	34.0	34.8	35.7	36.6	37.5
Other assets	161.9	137.9	153.9	146.8	164.1
Total assets	$7,163.6	$6,925.3	$6,844.5	$6,545.9	$6,508.1
Liabilities and Stockholders' Equity:
Liabilities:
Deposits:
Non-interest bearing demand deposits	$1,842.1	$1,757.7	$1,558.2	$1,519.0	$1,516.8
Interest bearing
Demand	540.6	527.2	482.7	466.0	456.5
Savings and money market	2,438.4	2,224.1	2,166.6	2,151.9	2,105.4
Time certificates	1,180.3	1,390.1	1,451.0	1,496.0	1,509.6
Total deposits	6,001.4	5,899.1	5,658.5	5,632.9	5,588.3
Customer repurchase agreements	86.9	114.4	123.6	142.6	148.7
Total customer funds	6,088.3	6,013.5	5,782.1	5,775.5	5,737.0
Borrowings	303.5	193.4	353.3	73.2	73.1
Junior subordinated debt	36.7	37.3	37.0	36.3	42.7
Accrued interest payable and other liabilities	63.0	27.0	35.4	28.6	39.6
Total liabilities	6,491.5	6,271.2	6,207.8	5,913.6	5,892.4
Stockholders' Equity
Common stock and additional paid-in capital	748.1	746.2	743.8	743.0	741.6
Preferred Stock	141.0	141.0	141.0	141.0	132.3
Accumulated deficit	(221.3)	(234.0)	(243.5)	(248.8)	(252.4)
Accumulated other comprehensive income (loss)	4.3	0.9	(4.6)	(2.9)	(5.8)
Total stockholders' equity	672.1	654.1	636.7	632.3	615.7
Total liabilities and stockholders' equity	$7,163.6	$6,925.3	$6,844.5	$6,545.9	$6,508.1

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011

	(in thousands)
Balance, beginning of period	$98,122	$99,170	$100,216	$104,375	$106,133
Provision for credit losses	13,330	13,081	13,076	11,180	11,891
Recoveries of loans previously charged-off:
Construction and land development	217	86	354	707	677
Commercial real estate	561	1,705	755	127	804
Residential real estate	274	340	179	440	172
Commercial and industrial	1,417	777	603	1,243	726
Consumer	214	38	64	41	44
Total recoveries	2,683	2,946	1,955	2,558	2,423
Loans charged-off:
Construction and land development	3,185	5,087	3,155	2,369	1,516
Commercial real estate	5,641	4,912	9,244	2,484	4,286
Residential real estate	2,094	1,420	1,895	10,555	3,339
Commercial and industrial	4,933	3,654	1,004	1,420	5,926
Consumer	770	2,002	779	1,069	1,005
Total loans charged-off	16,623	17,075	16,077	17,897	16,072
Net loans charged-off	13,940	14,129	14,122	15,339	13,649
Balance, end of period	$97,512	$98,122	$99,170	$100,216	$104,375

Net charge-offs (annualized) to average loans outstanding	1.11%	1.18%	1.24%	1.40%	1.26%
Allowance for credit losses to gross loans	1.89	1.99	2.07	2.21	2.37
Nonaccrual loans	$104,324	$103,486	$90,392	$113,713	$112,750
Repossessed assets	76,994	81,445	89,104	86,692	85,732
Loans past due 90 days, still accruing	795	1,011	2,589	2,096	1,134
Loans past due 30 to 89 days, still accruing	13,848	12,040	13,731	12,414	11,581
Classified loans on accrual	135,913	98,170	112,147	110,654	126,681
Watch loans	91,924	132,829	147,112	167,571	190,045

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended June 30,
	2012 (2)			2011
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,417.1	$9,389	3.15%	$1,272.1	$8,542	2.84%
Federal funds sold and other	18.8	1	0.01%	-	-	0.00%
Loans (1)	5,014.1	68,342	5.50%	4,336.3	64,919	6.00%
Short term investments	80.9	60	0.30%	248.1	157	0.25%
Investment in restricted stock	33.4	54	0.65%	36.2	28	0.31%
Total interest earning assets	6,564.3	77,846	4.88%	5,892.7	73,646	5.05%
Non-interest earning assets
Cash and due from banks	113.1			126.0
Allowance for credit losses	(97.5)			(107.2)
Bank owned life insurance	135.4			131.3
Other assets	346.9			387.7
Total assets	$7,062.2			$6,430.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$518.4	$310	0.24%	$470.4	$484	0.41%
Savings and money market	2,296.0	1,956	0.34%	2,108.7	3,676	0.70%
Time certificates of deposit	1,320.7	1,902	0.58%	1,440.0	3,388	0.94%
Total interest-bearing deposits	4,135.1	4,168	0.40%	4,019.1	7,548	0.75%
Borrowings	425.7	2,386	2.24%	230.4	2,123	3.70%
Junior subordinated debt	37.3	487	5.22%	43.0	689	6.43%
Total interest-bearing liabilities	4,598.1	7,041	0.61%	4,292.5	10,360	0.97%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,744.1			1,486.4
Other liabilities	52.1			24.1
Stockholders’ equity	667.9			627.4
Total liabilities and stockholders' equity	$7,062.2			$6,430.4
Net interest income and margin		$70,805	4.46%		$63,286	4.34%
Net interest spread			4.27%			4.08%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $2,310 and $473 for the second quarter ended 2012 and 2011, respectively.
(2) Yields for 2012 calculated on a 30-day month 360 days per year basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited

	Six Months Ended June 30,
	2012 (2)			2011

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Interest earning assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Investment securities (1)	$1,420.2	$18,974	3.14%	$1,274.9	$16,472	2.76%
Federal funds sold & other	9.5	1	0.02%	0.1	1	1.56%
Loans (1)	4,898.5	136,102	5.59%	4,270.1	128,801	6.08%
Short term investments	89.4	110	0.25%	241.6	288	0.24%
Investment in restricted stock	33.4	96	0.57%	36.5	50	0.28%
Total interest earning assets	6,451.0	155,283	4.94%	5,823.2	145,612	5.08%
Non-interest earning assets
Cash and due from banks	113.3			120.5
Allowance for credit losses	(99.1)			(108.9)
Bank owned life insurance	134.8			130.7
Other assets	352.4			398.1
Total assets	$6,952.4			$6,363.6
Interest-bearing liabilities
Interest-bearing deposits:
Interest bearing transaction accounts	$511.3	$624	0.24%	$485.8	$1,017	0.42%
Savings and money market	2,264.8	4,124	0.36%	2,058.8	7,242	0.71%
Time certificates of deposits	1,372.5	4,182	0.61%	1,439.5	7,187	1.01%
Total interest-bearing deposits	4,148.6	8,930	0.44%	3,984.1	15,446	0.78%
Borrowings	360.3	4,520	2.51%	225.6	4,390	3.92%
Junior subordinated debt	37.1	971	5.23%	43.0	1,391	6.52%
Total interest-bearing liabilities	$4,546.0	14,421	0.63%	$4,252.7	21,227	1.01%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,694.9			1,464.0
Other liabilities	48.7			26.7
Stockholders’ equity	662.8			620.2
Total liabilities and stockholders' equity	$6,952.4			$6,363.6
Net interest income and margin		$140,862	4.49%		$124,385	4.34%
Net interest spread			4.31%			4.07%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $4,071 and $954 for the six months ended June 30, 2012 and 2011, respectively.
(2) Yields for 2012 were calculated on a 30-day month 360 days per year basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At June 30, 2012	(dollars in millions)
Assets	$2,920.2	$2,349.6	$1,895.9	$800.7	$(802.8)	$7,163.6
Gross loans and deferred fees, net	2,002.1	1,783.6	1,422.0	-	(42.9)	5,164.8
Less: Allowance for credit losses	(60.5)	(20.3)	(16.7)	-	-	(97.5)
Net loans	1,941.6	1,763.3	1,405.3	-	(42.9)	5,067.3
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,430.9	1,998.2	1,592.5	-	(20.2)	6,001.4
FHLB advances and other	100.0	70.0	72.0	-	(12.0)	230.0
Stockholders' equity	329.5	208.7	161.6	680.4	(708.1)	672.1

No. of branches	11	16	12	-	-	39
No. of FTE	386	239	228	100	-	953

Three Months Ended June 30, 2012:	(in thousands)
Net interest income	$27,498	$24,060	$21,374	$(2,127)	$-	$70,805
Provision for credit losses	8,747	2,100	2,483	-	-	13,330
Net interest income (loss) after provision for credit losses	18,751	21,960	18,891	(2,127)	-	57,475
Non-interest income	4,291	1,994	1,079	19,833	(19,800)	7,397
Non-interest expense	(18,140)	(12,086)	(11,338)	(5,763)	1,896	(45,431)
Income (loss) from continuing operations before income taxes	4,902	11,868	8,632	11,943	(17,904)	19,441
Income tax expense (benefit)	1,137	4,091	3,340	(3,309)	-	5,259
Income (loss) from continuing operations	3,765	7,777	5,292	15,252	(17,904)	14,182
Loss from discontinued operations, net	-	-	-	(221)	-	(221)
Net income (loss)	$3,765	$7,777	$5,292	$15,031	$(17,904)	$13,961

Six Months Ended June 30, 2012:	(in thousands)
Net interest income	$55,337	$47,116	$42,610	$(4,201)	$-	$140,862
Provision for credit losses	22,229	103	4,079	-	-	26,411
Net interest income (loss) after provision for credit losses	33,108	47,013	38,531	(4,201)	-	114,451
Non-interest income	7,874	3,847	2,256	38,289	(38,985)	13,281
Non-interest expense	(36,970)	(24,005)	(22,410)	(13,532)	4,589	(92,328)
Income (loss) from continuing operations before income taxes	4,012	26,855	18,377	20,556	(34,396)	35,404
Income tax expense (benefit)	(714)	9,263	7,297	(6,146)	-	9,700
Income (loss) from continuing operations	4,726	17,592	11,080	26,702	(34,396)	25,704
Loss from discontinued operations, net	-	-	-	(443)	-	(443)
Net income (loss)	$4,726	$17,592	$11,080	$26,259	$(34,396)	$25,261

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited					Inter-
					segment	Consoli-
	Bank	Western	Torrey		elimi-	dated
	of Nevada	Alliance Bank	Pines Bank*	Other	nations	Company
At June 30, 2011	(dollars in millions)
Assets	$2,842.6	$2,055.6	$1,565.3	$748.7	$(704.1)	$6,508.1
Gross loans and deferred fees, net	1,854.8	1,429.2	1,170.6	-	(42.9)	4,411.7
Less: Allowance for credit losses	(66.8)	(21.2)	(16.4)	-	-	(104.4)
Net loans	1,788.0	1,408.0	1,154.2	-	(42.9)	4,307.3
Goodwill	23.2	-	-	2.7	-	25.9
Deposits	2,449.2	1,760.2	1,382.0	-	(3.1)	5,588.3
Stockholders' equity	317.4	181.5	143.3	622.6	(649.1)	615.7

No. of branches	12	16	11	-	-	39
No. of FTE	411	217	208	73	-	908

Three Months Ended June 30, 2011:	(in thousands)
Net interest income	$26,856	$20,110	$18,611	$(2,291)	$-	$63,286
Provision for credit losses	5,300	3,731	2,860	-	-	11,891
Net interest income (loss) after provision for credit losses	21,556	16,379	15,751	(2,291)	-	51,395
Non-interest income	5,982	2,351	1,235	1,816	(1,787)	9,597
Non-interest expense	(22,738)	(12,680)	(9,998)	(7,379)	1,787	(51,008)
Income (loss) from continuing operations before income taxes	4,800	6,050	6,988	(7,854)	-	9,984
Income tax expense (benefit)	1,076	2,224	2,812	(2,817)	-	3,295
Income (loss) from continuing operations	3,724	3,826	4,176	(5,037)	-	6,689
Loss from discontinued operations, net	-	-	-	(460)	-	(460)
Net income (loss)	$3,724	$3,826	$4,176	$(5,497)	$-	$6,229

Six Months Ended June 30, 2011:	(in thousands)
Net interest income	$53,284	$39,767	$35,928	$(4,594)	$-	$124,385
Provision for credit losses	12,303	5,331	4,298	-	-	21,932
Net interest income (loss) after provision for credit losses	40,981	34,436	31,630	(4,594)	-	102,453
Non-interest income	9,374	4,383	2,974	(304)	-	16,427
Non-interest expense	(44,410)	(25,064)	(20,487)	(12,677)	3,483	(99,155)
Income (loss) from continuing operations before income taxes	5,945	13,755	14,117	(17,575)	3,483	19,725
Income tax expense (benefit)	1,327	5,074	5,918	(4,995)	-	7,324
Income (loss) from continuing operations	4,618	8,681	8,199	(12,580)	3,483	12,401
Loss from discontinued operations, net	-	-	-	(1,019)	-	(1,019)
Net income (loss)	$4,618	$8,681	$8,199	$(13,599)	$3,483	$11,382

* Excludes discontinued operations

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
	(dollars in thousands)
Total stockholder's equity	$672,120	$654,045	$636,683	$632,255	$615,653
Less:
Goodwill and intangible assets	33,953	34,843	35,732	36,622	37,511
Total tangible stockholders' equity	638,167	619,202	600,951	595,633	578,142
Less:
Preferred stock	141,000	141,000	141,000	141,000	132,333
Total tangible common equity	497,167	478,202	459,951	454,633	445,809
Add:
Deferred tax	2,896	3,209	3,522	3,835	4,148
Total tangible common equity, net of tax	$500,063	$481,411	$463,473	$458,468	$449,957
Total assets	$7,163,572	$6,925,292	$6,844,541	$6,545,890	$6,508,089
Less:
Goodwill and intangible assets	33,953	34,843	35,732	36,622	37,511
Tangible assets	7,129,619	6,890,449	6,808,809	6,509,268	6,470,578
Add:
Deferred tax	2,896	3,209	3,522	3,835	4,148
Total tangible assets, net of tax	$7,132,515	$6,893,658	$6,812,331	$6,513,103	$6,474,726
Tangible equity ratio (1)	8.9%	9.0%	8.8%	9.1%	8.9%
Tangible common equity ratio (2)	7.0%	6.9%	6.8%	7.0%	6.9%
Common shares outstanding	83,157	83,145	82,362	82,263	82,139
Tangible book value per share, net of tax (3)	$6.01	$5.79	$5.63	$5.57	$5.48

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
	(in thousands)
Total non-interest income	$7,397	$5,884	$4,948	$13,082	$9,597
Less:
Mark-to-market (losses) gains, net	564	(333)	(626)	6,420	336
Securities impairment charges	-	-	-	-	(226)
Loss on LIHTC investments	(59)	-	-	-	-
Gains on sales of investment securities, net	1,110	361	(28)	781	2,666
Total operating non-interest income	5,782	5,856	5,602	5,881	6,821
Add: net interest income	70,805	70,057	68,699	64,585	63,286
Net revenue (4)	$76,587	$75,913	$74,301	$70,466	$70,107

Total non-interest expense	$45,431	$46,897	$50,963	$45,481	$51,008
Less:
Net loss (gain) on sales/valuations of repossessed assets	901	2,651	7,702	2,128	8,633
Merger/restructure	-	-	482	974	(109)
Total operating non-interest expense (4)	$44,530	$44,246	$42,779	$42,379	$42,484

Net revenue	$76,587	$75,913	$74,301	$70,466	$70,107
Less:
Operating non-interest expense	44,530	44,246	42,779	42,379	42,484
Pre-tax, pre-provision operating earnings (5)	$32,057	$31,667	$31,522	$28,087	$27,623

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2012	2012	2011	2011	2011
	(in thousands)
Total operating non-interest expense	$44,530	$44,246	$42,779	$42,379	$42,484
Divided by:
Total net interest income	$70,805	$70,057	$68,699	$64,585	$63,286
Add:
Tax equivalent interest adjustment	2,310	1,761	1,425	634	473
Operating non-interest income	5,782	5,856	5,602	5,881	6,821
	$78,897	$77,674	$75,726	$71,100	$70,580
Efficiency ratio - tax equivalent basis (6)	56.4%	57.0%	56.5%	59.6%	60.2%

	Three Months Ended
	June 30,	June 30,
	2012	2011
	(in thousands)
Stockholder's equity	$672,120	$615,653
Less:
Accumulated other comprehensive (loss) income	4,291	(5,795)
Non-qualifying goodwill and intangibles	31,748	34,080
Other non-qualifying assets	3	24,057
Add:
Qualifying trust preferred securities	45,123	40,737
Tier 1 capital (regulatory) (7) (10)	681,201	604,048
Less:
Qualifying non-controlling interests	423	104
Qualifying trust preferred securities	45,123	40,737
Preferred stock	141,000	132,333
Estimated Tier 1 common equity (8) (10)	$494,655	$430,874
Divided by:
Estimated risk-weighted assets (regulatory) (8) (10)	$6,181,246	$5,110,812
Tier 1 common equity ratio (8) (10)	8.0%	8.4%

	June 30,	June 30,
	2012	2011
	(in thousands)
Classified assets	$325,165	$325,760
Divide:
Tier 1 capital (regulatory) (7) (10)	681,201	604,048
Plus: Allowance for credit losses	97,512	104,375
Total Tier 1 capital plus allowance for credit losses	$778,713	$708,423
Classified assets to Tier 1 capital plus allowance (9) (10)	42%	46%

(1) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(2) We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.
(3) We believe this non-GAAP ratio improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(4) We believe this non-GAAP measurement provides a useful indication of the cash generating capacity of the Company.
(5) We believe this non-GAAP measurement is a key indicator of the earnings power of the Company, which is otherwise obscured by the asset quality issues.
(6) We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.

(7) Under the guidelines of the Federal Reserve and the FDIC in effect at December 31, 2011, Tier 1 capital consisted of common stock, retained earnings, non-cumulative perpetual preferred stock, trust preferred securities up to a certain limit, and minority interests in certain subsidiaries, less most other intangible assets.

(8) Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items, are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. We believe this non-GAAP ratio provides a critical metric with which to analyze and evaluate financial condition and capital strength.

(9) We believe this non-GAAP ratio provides a critical regulatory metric in which to analyze asset quality.
(10) Preliminary until Call Reports are filed.

CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476